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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 1999


                          CATALYST SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter

                                     0-21488
                            (Commission File Number)

         CALIFORNIA                                     77-0083129
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
       incorporation)
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                              1250 BORREGAS AVENUE
                               SUNNYVALE, CA 94089
             (Address of principal executive offices, with zip code)

                                 (408) 542-1000
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

On April 21, 1999, Registrant amended its loan and security agreement with Coast
Business Credit, the Company's principal lender, to reduce the interest rate and fees, extend the term by two years and make the financial covenants less restrictive. Under the amended agreement the Company can borrow up to $5,000,000 based on the value of certain receivables. As previously reported, the Company had been in default under the previous loan covenants and had been operating under a forbearance agreement.

On April 15, 1999, Registrant settled a previously disclosed disputed obligation of $1,600,000 with Micro-Comp Industries. Under the settlement, Catalyst agreed to pay a total of $800,000, of which $400,000 has been paid and the remaining
$400,000 is payable over the rest of the calendar year. Registrant has also fulfilled its final obligation under an agreement reached in September 1998 with Intel Corp, regarding certain past due royalty payments.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          10.68 Amendment No. One to Loan and Security Agreement dated as of
                April 21, 1999 between Registrant and Coast Business Credit, a division of Southern Pacific Bank.

          20.1  Press Release dated May 9, 1999 announcing amendment of
                Registrant's bank loan agreement and settlement with major creditors.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CATALYST SEMICONDUCTOR, INC.


Date:  May 21, 1999                    By: /s/  Radu M. Vanco
                                           -------------------------------------
                                           Radu M. Vanco
                                           President and Chief Executive Officer


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                                INDEX TO EXHIBITS

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
                                                                                         Page Number
Exhibit                                                                               Under Sequential
  No.                                       Exhibit                                    Numbering System
-------           --------------------------------------------------------------      -----------------
 10.68            Amendment No. One to Loan and Security Agreement dated as of
                  April 21, 1999 between Registrant and Coast Business Credit, a division of Souther Pacific Bank.

 20.1 Press Release dated May 9. 1999 announcing amendment of bank loan agreement and settlement with major creditors

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